UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2008

AURELIO RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	00-50931	33-1086828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 S. Prince Street, Suite 200, Littleton, CO 80120
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 795-3030

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sale of Equity Securities

Effective February 26, 2008, we issued 10% convertible debentures for gross proceeds of $1,500,000. In conjunction with this financing, we issued Series A and Series B common share purchase warrants with an exercise price of 110% of the average of the volume weighted average price for the 10 trading days immediately prior to the date of issuance. Specifically, we issued (i) 3,750,000 Series A common share purchase warrants which shall have an initial exercise date of August 26, 2008 and will be exercisable for five years with an actual exercise price at issuance of $0.35 per share of common stock and (ii) 4,999,999 Series B common share purchase warrants which shall be exercisable immediately for 18 months with an actual exercise price at issuance of $0.35 per share of common stock. We paid a finder’s fee equal to 6% of the value of the transaction, or $90,000, payable in cash, and 3% of the value of the transaction, or $45,000, payable in each of Series A and Series B warrants.

The 10% convertible debentures, which mature on June 30, 2009, are convertible into common shares at a conversion price of $0.30 per common share. They begin monthly amortization six months from the date of issue.

Interest accrues on the debentures at the rate of 10% per annum, payable quarterly on February 1, May 1, August 1 and November 1, beginning on the first such date after the issuance of the debentures, and on each monthly redemption date, on conversion and at the maturity date. Interest is payable, at our option, either (i) in cash, (ii) in shares of common stock at the interest conversion rate, or (iii) in a combination thereof, provided however that (i) payment in shares may only occur if certain equity conditions have been met during the 20 trading days immediately prior to the interest payment date, (ii) we give the debenture holder notice in accordance with the notice requirements set out in the debenture; and (iii) within five days prior to the commencement of the interest notice period, we have delivered said shares to the debenture holder’s account with the Depositary Trust Company.

If we fail to deliver stock certificates upon the conversion of these debentures at the specified time and in the specified manner, we will be required to make substantial payments to the holders of the debentures. Specifically, if we fail to deliver stock certificates by the third trading day after the conversion date, we shall pay to the holder liquidated damages, in cash, in the amount of $5 per trading day for each $1,000 of principal amount being converted, increasing to $10 per trading day on the fifth trading day after such liquidated damages begin to accrue.

We have agreed to register the common shares issuable upon conversion of the debentures and exercise of the warrants. We have agreed to file the registration statement within 45 days after the closing date.

Provided certain equity conditions described in the debentures are met, we may prepay the amounts outstanding on the debentures by giving advance notice and paying an amount equal to the sum of (i) 110% of the then outstanding principal amount of the debenture, (ii) accrued but unpaid interest thereon and (iii) all liquidated damages and other amounts due in respect of the debenture.

These securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act to purchasers who are “accredited investors” within the meaning ascribed to that term in Rule 501(a) under the Securities Act. No advertising or general solicitation was employed in offering the securities.

Copies of the securities purchase agreement, form of debenture, form of warrant and registration rights agreement relating to the above transactions, and a copy of a press release, dated February 27, 2008, are attached hereto. The foregoing descriptions of the above transactions are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K as filed with the Commission on March 13, 2008)
10.2	Form of 10% Convertible Debenture Series (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K as filed with the Commission on March 13, 2008)
10.3	Form of Warrants (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K as filed with the Commission on March 13, 2008)
10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K as filed with the Commission on March 13, 2008)
99.1	News Release dated February 27, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 8-K as filed with the Commission on March 13, 2008)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURELIO RESOURCE CORPORATION

Per: /s/ Stephen B. Doppler
Stephen B. Doppler
President and CEO

Dated: April 29, 2008